ASSET PURCHASE AGREEMENT

                                     between

                             PEN INTERCONNECT, INC.

                                       and

                          PEN CABLING TECHNOLOGIES, LLC

                          dated as of January 29, 1999

                                TABLE OF CONTENTS
                                                                            PAGE


1.       PURCHASE AND SALE.....................................................1
         1.1      Inventory.  .................................................1
                  ---------
         1.2      Customer List.  .............................................1
                  -------------
         1.3      Intellectual Property.  .....................................1
                  ---------------------
         1.4      Intangibles.  ...............................................1
                  -----------
         1.5      Fixed Assets.     ...........................................1
                  ------------
         1.6      Contracts.  .................................................1
                  ---------
         1.7      Receivables.  ...............................................2
                  -----------
         1.8      Licenses and Permits.  ......................................2
                  --------------------

2.       EXCLUDED ASSETS.  ....................................................2

3.       ASSUMED LIABILITIES.  ................................................2

4.       EXCLUDED LIABILITIES.  ...............................................2

5.       PURCHASE PRICE. ......................................................2
         --------------
         5.1      Purchase Price at Closing.    ...............................2
                  -------------------------
         5.2      Adjustment to Purchase Price.  ..............................2
                  ----------------------------
         5.3      Taxes.  .....................................................3
                  -----
         5.4      Allocation.  ................................................3
                  ----------

6.       CONSIGNMENT OF INVENTORY. ............................................3
         ------------------------
         6.1      Consignment of Certain Inventory.  ..........................3
                  --------------------------------
         6.2      Title.  .....................................................3
                  -----
         6.3      Sale of Consigned Inventory.  ...............................3
                  ---------------------------
         6.4      Accounting and Payment.  ....................................4
                  ----------------------
         6.5      Return of Consigned Inventory.  .............................4
                  -----------------------------
         6.6      Risk of Loss; Insurance.  ...................................4
                  -----------------------
         6.7      Financing Statement.  .......................................4
                  -------------------
         6.8      Setoff.  ....................................................4
                  ------

7.       REPRESENTATIONS AND WARRANTIES OF SELLER.  ...........................4
         ----------------------------------------
         7.1      Organization and Qualification.  ............................4
                  ------------------------------
         7.2      Authority.  .................................................5
                  ---------
         7.3      Validity.  ..................................................5
                  --------
         7.4      Conflict with Other Instruments.  ...........................5
                  -------------------------------
         7.5      Compliance with Laws.  ......................................5
                  --------------------
         7.6      Licenses and Permits.  ......................................5
                  --------------------
         7.7      Litigation.  ................................................5
                  ----------
         7.8      Inventory.  .................................................6
                  ---------
         7.9      Intellectual Property........................................6
                  ---------------------
         7.10     Fixed Assets.  ..............................................7
                  ------------
         7.11     Customers.  .................................................7
                  ---------
         7.12     Books and Records.  .........................................7
                  -----------------
         7.13     Absence of Changes.  ........................................7
                  ------------------
         7.14     Title to Assets.  ...........................................8
                  ---------------
         7.15     Taxes.  .....................................................8
                  -----
         7.16     Brokers and Finders.  .......................................9
                  -------------------
         7.17     Approvals or Consents.  .....................................9
                  ---------------------
         7.18     Receivables.  ...............................................9
                  -----------
         7.19     Financial Statements.  ......................................9
                  --------------------
         7.20     Liabilities.  ...............................................9
                  -----------
         7.21     Contracts.  .................................................9
                  ---------
         7.22     Employee Benefit Plans. ....................................10
                  ----------------------
         7.23     Insurance.  ................................................11
                  ---------
         7.24     Environmental Protection....................................11
                  ------------------------
         7.25     Labor Relations.  ..........................................12
                  ---------------
         7.26     Real Property.  ............................................12
                  -------------

8.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.  .......................12
         -------------------------------------------
         8.1      Organization and Standing.  ................................12
                  -------------------------
         8.2      Authority.  ................................................13
                  ---------
         8.3      Validity.  .................................................13
                  --------
         8.4      Conflict with Other Instruments.  ..........................13
                  -------------------------------
         8.5      Approvals or Consents.  ....................................13
                  ---------------------
         8.6      Brokers and Finders.  ......................................13
                  -------------------

9.       COVENANTS OF SELLER AND PURCHASER.  .................................13
         ----------------------------------
         9.1      Conduct of Business Prior to Closing.  .....................13
                  ------------------------------------
         9.2      Notification of Material Adverse Changes.  .................14
                  ----------------------------------------
         9.3      Other Transactions.  .......................................14
                  ------------------
         9.4      Consents, Waivers and Approvals.  ..........................14
                  -------------------------------
         9.5      Supplemental Disclosure.  ..................................14
                  -----------------------
         9.6      Additional Reports.  .......................................15
                  ------------------
         9.7      Conditions Precedent.  .....................................15
                  --------------------
         9.8      Purchaser's Due Diligence.  ................................15
                  -------------------------
         9.9      Further Assurances.  .......................................15
                  ------------------
         9.10     Satisfaction of Obligations.  ..............................15
                  ---------------------------

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.  ..................15
         ------------------------------------------------
         10.1     Representations True at Closing.  ..........................15
                  -------------------------------
         10.2     Covenants of Seller.  ......................................16
                  -------------------
         10.3     No Injunction, Etc.  .......................................16
                  ------------------
         10.4     Incumbency.  ...............................................16
                  ----------
         10.5     Consents, Waivers and Approvals.  ..........................16
                  -------------------------------
         10.6     Absence of Material Adverse Changes.  ......................16
                  -----------------------------------
         10.7     Certified Resolutions.  ....................................16
                  ---------------------
         10.8     Retention of Employees. ....................................16
                  ----------------------
         10.9     Completion of Due Diligence.  ..............................16
                  ---------------------------
         10.10    Covenants Not to  Compete.  ................................16
                  -------------------------
         10.11    Outstanding Obligations.  ..................................16
                  -----------------------

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.  .....................17
         ---------------------------------------------
         11.1     Representations True at Closing.  ..........................17
                  -------------------------------
         11.2     Covenants of Purchaser.  ...................................17
                  ----------------------
         11.3     No Injunction, Etc.  .......................................17
                  ------------------
         11.4     Incumbency.  ...............................................17
                  ----------
         11.5     Certified Resolutions.  ....................................17
                  ---------------------

12.      CLOSING DATE.........................................................17
         -------------
         12.1     Time and Place.  ...........................................17
                  --------------
         12.2     Transactions at the Closing.  ..............................17
                  ---------------------------
         12.3     Default at Closing.  .......................................19
                  ------------------

13.      CONSULTING AGREEMENT. ...............................................19

14.      COVENANTS NOT TO COMPETE.............................................19
         ------------------------
         14.1     Covenants.  ................................................19
                  ---------
         14.2     Remedies.  .................................................19
                  --------
         14.3     Seller's Board of Directors.  ..............................19
                  ---------------------------

15.      CONFIDENTIALITY OF INFORMATION.  ....................................19

16.      INDEMNIFICATION.  ...................................................20
         ---------------
         16.1     Agreement of Seller to Indemnify.  .........................20
                  --------------------------------
         16.2     Agreement of Purchaser to Indemnify.  ......................20
                  -----------------------------------
         16.3     Procedures for Indemnification.  ...........................20
                  ------------------------------
         16.4     Defense of Third Party Claims.  ............................21
                  -----------------------------
         16.5     Non-exclusive Remedy. ......................................21
                  --------------------

17.      SURVIVAL.  ..........................................................22

18.      EMPLOYEES.  .........................................................22
         ---------
         18.1     Evaluation of Personnel.  ..................................22
                  -----------------------
         18.2     Employee Liabilities.  .....................................22
                  --------------------
         18.3     Employment Agreements.  ....................................22
                  ---------------------

19.      TERMINATION.  .......................................................22

20.      TRANSACTION EXPENSES.................................................22
         20.1     Brokers.  ..................................................22
         20.2     Expenses.  .................................................22

21.      MISCELLANEOUS........................................................22
         -------------
         21.1     Notice.  ...................................................23
                  ------
         21.2     Assignment; Binding Effect.  ...............................23
                  --------------------------
         21.3     Headings; Exhibits and Schedules.  .........................24
                  --------------------------------
         21.4     Counterparts.  .............................................24
                  ------------
         21.5     Integration of Agreement.  .................................24
                  ------------------------
         21.6     Time of Essence.  ..........................................24
                  ---------------
         21.7     Governing Law.  ............................................24
                  -------------
         21.8     Partial Illegality or Unenforceability.  ...................24
                  --------------------------------------
         21.9     Right to Proceed.  .........................................24
                  ----------------
         21.10    Effect of Investigation.  ..................................25
                  -----------------------
         21.11    Arbitration.................................................25
                  -----------

                                LIST OF EXHIBITS


Exhibit 1.2                Customer List
Exhibit 1.3                Intellectual Property
Exhibit 1.5                Fixed Assets
Exhibit 1.6                Contracts
Exhibit 1.7                Receivables
Exhibit 1.8                Licenses and Permits
Exhibit 3                  Assumed Liabilities
Exhibit 5.1                Accounting Methodology
Exhibit 5.2                Inventory Procedures
Exhibit 5.4                Purchase Price Allocation
Exhibit 6.1                Consigned Inventory
Exhibit 7.1                Foreign Jurisdictions
Exhibit 7.7                Litigation
Exhibit 7.9                Intellectual Property
Exhibit 7.10               Fixed Assets
Exhibit 7.13               Absence of Changes
Exhibit 7.15               Taxes
Exhibit 7.18               Receivables
Exhibit 7.19               Financial Statements
Exhibit 7.20               Liabilities
Exhibit 7.21               Contracts
Exhibit 7.22               Employee Benefit Plans
Exhibit 7.23               Insurance
Exhibit 7.24               Environmental Protection
Exhibit 7.25               Labor Relations
Exhibit 7.26               Real Property

                            ASSET PURCHASE AGREEMENT


         PEN INTERCONNECT, INC., a Utah corporation ("Seller") and PEN CABLING TECHNOLOGIES, LLC, an Ohio limited liability company ("Purchaser"), agree as follows:

                                    RECITALS

         Seller is engaged, through its Pen Technology division (the "Pen Technology Division"), in the design and manufacture of internal and external custom cable and harness interconnections (the "Business").

         Seller desires to sell, and Purchaser desires to purchase, substantially all of the assets in which Seller has an interest (ownership or otherwise) used or useful in the operation of the Business, all on the following terms and conditions.

1. PURCHASE AND SALE...Purchaser agrees to purchase and Seller agrees to sell to Purchaser, all of Seller's right, title and interest in and to the assets used or useful in the Business, including without limitation, the following (to the extent any of the exhibits pursuant to Section 1 reflect a date prior to the Closing Date (as defined below), such exhibits will be deemed to include all items as of the Closing Date):

         1.1 Inventory. All inventory relating to the Business, except as set forth in Section 6, wherever located (the "Inventory"), together with all rights of Seller against suppliers of Inventory, including without limitation, Seller's rights to receive refunds in connection with Seller's purchase of the Inventory.

         1.2 Customer List. The customer list relating to the Business (the "Customer List"), a copy of which is attached as Exhibit 1.2.

         1.3 Intellectual Property. The intellectual property relating to the Business, including without limitation, the "Pen Technology" and "Pen Technologies" names, copyrights, trade secrets, patents, software and related intellectual property, trade names, trademarks (the "Intellectual Property") and all goodwill associated therewith, all of which is identified in Exhibit 1.3.

         1.4 Intangibles. All intangible assets of the Seller relating to the Business, including originals (or copies) of all customer files, order files, product history records, advertising and mailing lists, marketing materials and all historical business and financial records necessary to operate the Business (the "Intangibles").

         1.5      Fixed Assets......The fixed assets (the "Fixed Assets") set forth in Exhibit 1.5.

         1.6 Contracts. Those contracts, real and personal property leases, purchase orders, supply orders, licenses and other agreements or commitments of the Seller identified in Exhibit 1.6 (the "Contracts").

         1.7 Receivables. All accounts receivable of the Seller relating to the Business, other than inter-company accounts and accounts that have aged beyond ninety (90) days (the "Receivables"). All Receivables as of January 19, 1999 are identified in Exhibit 1.7 showing an aging of each account. Seller will deliver within five (5) days after the Closing Date a revised Exhibit 1.7 reflecting all Receivables as of the Closing Date.

         1.8 Licenses and Permits. All licenses and permits relating to the Business, all of which are identified in Exhibit 1.8, to the extent the same are assignable under applicable law.

         The foregoing assets are collectively referred to in this Agreement as the "Acquired Assets".

2. EXCLUDED ASSETS. Purchaser shall not acquire any of the assets of Seller that are not described in Section 1, including without limitation, the assets of Seller that are not used in or related to the Pen Technology Division (the "Excluded Assets").

3. ASSUMED LIABILITIES. Purchaser agrees to assume certain liabilities of Seller as set forth in Exhibit 3: (i) under operating and capital leases not included in the Acquired Assets and (ii) relating to raw materials that have not been accounted for in accounts receivable or inventory ("Assumed Liabilities").

4. EXCLUDED LIABILITIES. Except as expressly assumed pursuant to Section 3, Purchaser shall not assume or become responsible for any liabilities of Seller, whether known or unknown, absolute, contingent or otherwise, whether arising before or after the Closing Date, whether related to the Pen Technology Division, the Business, the Acquired Assets or otherwise, including without limitation, deferred taxes, long-term debt, revolving credit warranty obligations, products liability, liability arising under any environmental law and employee-related liabilities. Such liabilities shall be referred to as the "Excluded Liabilities".

5.       PURCHASE PRICE.

         5.1 Purchase Price at Closing. The purchase price (the "Purchase Price") shall be the net book value of the Acquired Assets ("Net Book Value") as determined by mutual agreement of Purchaser and Seller in accordance with the accounting methodology set forth in Exhibit 5.1 (the "Methodology"). At the Closing, Purchaser shall (i) pay Seller by wire transfer or certified check $1,075,000 for the Acquired Assets and the Covenants Not to Compete set forth in
Section 14 below (the "Estimated Purchase Price"), which amount will be subject to adjustment in accordance with Section 5.2; plus (ii) assume the Assumed Liabilities.

         5.2 Adjustment to Purchase Price. Within thirty (30) days after the Closing Date, Purchaser and Seller shall conduct a joint physical inspection of the Inventory in accordance with the procedures set forth in Exhibit 5.2 and shall jointly value the other Acquired Assets and Assumed Liabilities as of the Closing Date using the Methodology. Based upon the results of the physical inspection of Inventory and the valuation of the Acquired Assets and Assumed Liabilities, Purchaser shall prepare and deliver to Seller a balance sheet of the Pen Technology Division as of the Closing Date for the Acquired Assets and the Assumed Liabilities (the "Closing Balance Sheet"), together with Purchaser's determination of any adjustments required by this Section 5.2 (the "Closing Adjustment"). For purposes of calculation of the Closing Adjustment, the Purchase Price shall be (i) increased by any amount by which the Net Book Value of the Acquired Assets reflected on the Closing Balance Sheet exceeds $1,075,000, or (ii) decreased by any amount by which the Net Book Value of the Acquired Assets reflected on the Closing Balance Sheet is less than $1,000,000. Seller must dispute such Closing Adjustment by written notice to Purchaser within thirty (30) days of receipt of its receipt or it will be deemed to be accepted by Seller. If Seller disputes the Closing Adjustment within such time period, it shall be submitted to the independent accounting firm of Deloitte & Touche in Dayton, Ohio for final determination within thirty (30) days. Upon final determination of the Closing Adjustment, whether by failure of Seller to dispute such amount, by mutual agreement of the parties, or resolution by the independent accounting firm, Seller or Purchaser, as appropriate, shall remit payment of the Closing Adjustment to the other party by wire transfer or certified check. Seller has the option to deduct such amounts from consulting fees under the Consulting Agreement described in Section 13.

         5.3 Taxes. Sellers shall pay all income or similar tax arising out of the sale of the Acquired Assets. Purchaser will pay all applicable goods, services and sales taxes arising out of the sale of the Acquired Assets.

         5.4 Allocation. At the Closing, the parties shall execute an Allocation of Purchase Price Agreement in substantially the form of Exhibit 5.4. Seller and Purchaser will file their respective tax returns in a manner consistent with such agreement. If Seller or Purchaser fails to so file its tax returns, it shall indemnify and save harmless the other in respect of any additional tax, interest, penalty and legal and accounting costs paid or incurred by the other of them as a result of the failure to so file.

6.       CONSIGNMENT OF INVENTORY.

         6.1 Consignment of Certain Inventory. Purchaser shall accept possession of those items of Inventory identified on Exhibit 6.1 on consignment from Seller (the "Consigned Inventory") for a period of three (3) years after the Closing Date. The parties acknowledge that this is intended as a true consignment and not as a "sale on approval" or "sale or return" or a consignment intended as security.

         6.2 Title. Title to the Consigned Inventory, and its proceeds, shall remain vested in Seller, and the Consigned Inventory shall be at all times subject to and under the direction and control of Seller. Title to the Consigned Inventory shall pass directly from Seller to such person or persons to which the Consigned Inventory is sold in the manner and on the terms contained in this
Section 6.

         6.3 Sale of Consigned Inventory. Purchaser shall use reasonable efforts in the sale of the Consigned Inventory. All sales shall be for cash or shall be based on the credit terms established by Seller. All risk of loss relating to any credit sales shall be borne exclusively by Seller. The Consigned Inventory shall be sold for Seller's account on Seller's invoices. All credit sales (other than those to Purchaser) shall be subject to Seller's prior approval. Seller shall have no recourse against Purchaser for any uncollectible credit sales. All invoices for the sale of the Consigned Inventory shall bear the following notation:

         THE GOODS COVERED BY THIS INVOICE HAVE BEEN PURCHASED BY PURCHASER "AS IS" AND "WITH ALL FAULTS," AND PURCHASER ACKNOWLEDGES THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         6.4 Accounting and Payment. Beginning one hundred twenty (120) days after the Closing Date, Purchaser shall furnish Seller with a quarterly statement itemizing all sales of the Consigned Inventory during the preceding quarter. With the quarterly statement, Purchaser shall remit to Seller any money received, together with any signed receipts or bills of lading for credit sales, relating to the sale of Consigned Inventory during that quarter.

         6.5 Return of Consigned Inventory. Purchaser may return any portion of the Consigned Inventory that is not sold or used beginning six months after the Closing Date and quarterly thereafter for a period of three years after the Closing Date. Any Consigned Inventory that is returned shall be delivered to Seller at a location to be designated by Seller. Seller shall bear the risk of loss and the expenses incurred in returning any portion of the Consigned Inventory. Purchaser shall not be liable for any costs or expenses associated with any change in the original condition of the Consigned Inventory. Purchaser agrees to store the Consigned Inventory in such a manner as to prevent direct exposure to the weather. Purchaser's failure to segregate the Consigned Inventory shall not operate as a waiver of Purchaser's right to return any portion of the Consigned Inventory.

         6.6 Risk of Loss; Insurance. Seller at all times assumes all risk of loss or damage to the Consigned Inventory. Seller shall keep the Consigned Inventory fully insured against loss by fire or other casualty for its own benefit and at its own expense.

         6.7 Financing Statement. At Seller's option, Purchaser shall sign a Uniform Commercial Code financing statement covering the Consigned Inventory. Seller shall file the financing statement or statements in the applicable state and county offices and pay any filing fees required.

         6.8 Setoff. Purchaser shall have the right to offset any claims for Accounts Receivable uncollected by Purchaser beyond ninety (90) days after the Closing Date against consignment payments to Seller.

7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

         7.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, and has all corporate power and authority to carry on the Business as now being conducted and to own, lease or otherwise hold its properties. Seller is duly qualified as a foreign corporation where the conduct of its business requires such qualification or where the failure to qualify would not have a materially adverse effect on the Business, the Acquired Assets, the Assumed Liabilities or the transactions contemplated by this Agreement. Those jurisdictions in which the Company is licensed or qualified to transact business are listed on Exhibit 7.1.

         7.2 Authority. Seller has full power and authority to enter into and consummate this Agreement. Seller's execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action.

         7.3 Validity. This Agreement constitutes, and each of the other agreements, documents and instruments executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller enforceable in accordance with their terms except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         7.4 Conflict with Other Instruments. The execution, delivery and consummation by Seller of this Agreement and each other agreement provided for herein will not (a) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Articles of Incorporation or Bylaws of Seller, any of the Contracts, or any other contracts or obligations not assumed by Purchaser hereunder but to which Seller is a party or is bound or materially affected, (b) result in the creation of a lien or encumbrance on any of the Acquired Assets, (c) entitle any party to accelerate payment of any of the Assumed Liabilities, (d) violate the terms of any settlement, judgment or decree to which Seller is a party, or by which Seller or any of its properties is bound, or (e) violate any applicable federal, state, local or foreign law, regulation or order.

         7.5 Compliance with Laws. Seller has not violated any laws, ordinances, regulations, orders, licenses or permits affecting the Acquired Assets or the operation of the Business (including, without limitation, Environmental Laws, the Americans with Disabilities Act, laws relating to occupational health and safety and the terms and conditions of those licenses and permits identified on
Exhibit 1.8), and Seller is not subject to any judgment, order, writ, injunction or decree that materially affects the Acquired Assets.

         7.6 Licenses and Permits. Seller holds all licenses and permits from all appropriate federal, state, foreign and other public authorities necessary for the conduct of the Business. Exhibit 1.8 sets forth a list and brief description of each such license or permit.

         7.7 Litigation. Except as listed and described on Exhibit 7.7, there is no action, claim or investigation pending, or to Seller's knowledge, threatened, against Seller relating to the Business or affecting any of the Acquired Assets (including, without limitation, actions or claims relating to any warranties or guaranties by Seller or any products or services of Seller), nor is there any judgment of any court, governmental agency, instrumentality, or arbitration outstanding against Seller relating to the Business. Seller has received no notice of any violation of any law, regulation or ordinance applicable to the Business or the Acquired Assets.

         7.8 Inventory. All Non-Consigned Inventory as described in Section 6 is of a quality and quantity usable or saleable in the ordinary course of business, is now located at 2351 S.2300 West, Salt Lake City, Utah, and has been acquired only in bona fide transactions entered into in the ordinary course of business. The Inventory is reflected on Seller's books and records at the lower of cost (determined on a first-in, first-out method) or market value.

         7.9      Intellectual Property

                  (a) The following  items are  described  more fully in Exhibit
7.9 and true and correct copies of documents relating to such items have been provided to Purchaser:

                          (i) All existing United States, common law and foreign
patents, trademarks, trade names, service marks and copyrights (including without limitation, applications, registrations, and, if applicable, goodwill for all of the foregoing), mask works, trade secrets, disclosures, know-how, formulations, trade dress, designs, drawings, logos, technology, mailing lists, inventions, uses of ideas, software rights, confidential information, industrial and commercial property, whether any of the foregoing is owned, licensed or held for use, including without limitation, the right to infringement and other claims related thereto and used in or relating to the Business;

                          (ii).....Agreements   to  which   Seller  is  a  party
relating to Intellectual Property; and

                          (iii)....All  registered,  assumed or fictitious names
under which Seller is conducting business.

                  (b)      Seller warrants and represents that:

                          (i)......All  right,  title and interest in and to the
Intellectual Property are owned by Seller without limitation or encumbrance.

                          (ii).....All Intellectual Property is in good standing
and without any challenge.

                          (iii)....The   Intellectual   Property   has  been  in
continuous  use  since  the date of their  adoption  and  first  use as shown in
Exhibit 7.9.

                          (iv).....Seller   has   acquired  all  rights  to  all
copyrights described in Exhibit 7.9.

                          (v)......Any trademarks,  service marks or trade names
described in Exhibit 7.9 which have been obtained through transfer or assignment include the associated goodwill.

                          (vi).....Seller  has no knowledge of any  infringement
or unlawful use of any of the Intellectual Property or any use of the same or similar item so as to create a likelihood of confusion.

                          (vii)....No  infringement of any Intellectual Property
has occurred, is known by Seller, or results from operation of the Business.

                          (viii)...Seller  has no notice of, or knowledge of any
basis for, a claim against Seller that the Business infringes any intellectual property rights of others.

                          (ix).....No  proceedings  or claims are pending or, to
the Seller's knowledge, threatened, with respect to the validity or ownership of the Intellectual Property.

                          (x)......Seller has a valid and enforceable license to
use all software that is not owned by Seller.

         7.10 Fixed Assets. Exhibit 7.10 contains a true and correct list of all Fixed Assets used or useful in the Business. The Fixed Assets are in good condition and repair, suitable for their intended use, ordinary wear and tear excepted.

         7.11 Customers. Exhibit 1.2 contains a true and complete list of all of the customers of the Business during the fiscal year ended September 30, 1998 and for the period from October 1, 1998 through the date hereof. Since November 20, 1998 the Business has not lost any customer or customers which accounted alone or together for more than 5% of the annual aggregate value of the products and services sold or leased during the fiscal year ending September 30, 1998 and there has not been any adverse change in the business relationship of Seller with any of such customers. Seller has no knowledge that any of its customers intends to reduce, and no customer has threatened to reduce, its purchases from or business dealings with Seller, whether by reason of the consummation of this Agreement or otherwise.

         7.12 Books and Records. The books and records relating to the Business have been previously delivered to Purchaser, are correct and complete and fairly reflect the transactions to which Seller is a party or by which its properties are subject or bound as they relate to the Business.

         7.13 Absence of Changes. Since December 3, 1998 and except as disclosed on Exhibit 7.13, Seller has not with respect to the Business:

                  (a) entered into or consummated any transaction or engaged in any activity other than in the ordinary course, including without limitation, the sale, transfer or conveyance of any assets or the making of or committing to make any capital expenditures in an aggregate amount greater than $5,000;

                  (b) suffered any material adverse change to the Business or the Acquired Assets, and no fact or condition exists, or to Seller's knowledge, has been threatened, which could have such an effect in the future;

                  (c) sold or transferred any of the Acquired Assets, except in the ordinary course of business;

                  (d) incurred the imposition of any lien, encumbrance or claim upon any of the Acquired Assets or engaged in a material conveyance to secure debt, except for any lien with respect to personal property taxes or real property taxes not yet due and payable;

                  (e) discharged or reduced any lien or encumbrance other than as required by its terms, or paid any material liability other than current liabilities incurred in the ordinary course of business and paid in accordance with their terms;

                  (f)  incurred  any  default  in  any  liability   (accrued  or
otherwise);

                  (g) made any change adverse to it in the terms of any agreement or instrument to which it is a party;

                  (h) waived, canceled, sold or otherwise disposed of for less than the face value thereof any claim or right it has against others in excess of reserved amounts;

                  (i) made any change in the terms of any insurance policy, or canceled or allowed any such insurance policy or coverage thereunder to lapse without replacement with equivalent coverage;

                  (j) paid any bonus to or granted any increase in the rates of pay or any increase in the pension, retirement or other benefits of its directors, officers or other employees, other than normal cost-of-living and merit salary increases made in accordance with regular employment policies;

                  (k)      introduced any new method of accounting;

                  (l) incurred or agreed to incur any indebtedness or entered into any capitalized leases;

                  (m) entered into any Contract except in the ordinary course of business; or

                  (n) delayed payment of any account payable or other liability of the Business beyond its due date.

         7.14 Title to Assets. Seller has good and marketable title to all of the Acquired Assets, whether real or personal, tangible or intangible, free and clear of any liens or encumbrances, except liens for current personal and real property taxes assessed but not yet due and payable. The Acquired Assets constitute all assets necessary or useful to the operation of the Business.

         7.15 Taxes. Except as disclosed in Exhibit 7.15, Seller has timely filed all federal, state, and local tax returns relating to the Business and/or the Acquired Assets (including without limitation, income, franchise, excise, withholding, property, and sales and use tax returns) required to be filed by it and has timely paid all taxes shown on such returns; each such return is complete and correct in all material respects, and Seller has no tax liability not disclosed on such returns or reflected on the Financial Statements (as defined in Section 7.19 below), except for taxes not yet due and payable resulting from the operation of the Business in the ordinary course or ownership of the Acquired Assets by Seller from October 1, 1998 through the date hereof; no assessments or notices of deficiency have been received by Seller, or to Seller's knowledge, threatened against Seller with respect to any such return which have not been paid or fully reserved against in the Financial Statements; for the periods (or in the case of balance sheets, as of their respective dates) covered by the Financial Statements, Seller fully accrued on the Financial Statements all taxes which were not yet payable; Seller has not agreed to an extension of the statute of limitations as to any tax return; and no amendments or applications for refund have been filed or are planned with respect to any such return. The last audit of any tax return of Seller is the current Utah state sales and use tax audit.

         7.16 Brokers and Finders. Seller has incurred no obligation for any brokerage fees, agent's commissions or finder's fees in connection with this Agreement.

         7.17 Approvals or Consents. No governmental or other third-party approval, release, consent or waiver is required as a condition to the validity or consummation of this Agreement.

         7.18 Receivables. Except as set forth in Exhibit 7.18, all of the Receivables arose from bona fide transactions in the ordinary course of business and the aging of the accounts receivable provided by Seller to Purchaser is true and correct in all material respects. There has been no set-off or claim asserted or, to any Seller's knowledge, threatened, with respect to any Receivable, and no discount or credit has been agreed to with respect to any Receivable except for ordinary course discounts for prompt payment. All of the Receivables are collectable in full not later than the date which is ninety (90) days after the Closing Date in the amount of the face value thereof calculated in accordance with Seller's past practice. All Receivables are subject to the terms and conditions of Seller's standard invoice.

         7.19 Financial Statements. Attached as Exhibit 7.19 are copies of the 9/30/98 Balance Sheet (the "Financial Statements"). Except as noted in Exhibit 7.19, the Financial Statements (i) are true and correct in all material respects and (ii) have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). The Financial Statements fairly presents the financial condition of the Business as of the date thereof.

         7.20 Liabilities. Except as disclosed in Exhibit 7.20, the Business has no material liabilities, known or unknown, contingent or otherwise, other than those reflected in the Financial Statements and no default exists as to any of the material liabilities of the Business.

         7.21 Contracts. Exhibit 7.21 sets forth a list of each contract, agreement, real and personal property lease, license, obligation or commitment pertaining to the Business to which Seller or any of the Acquired Assets is bound or affected.

                  Except as set forth in Exhibit 7.21, all Contracts are in full force and effect and are valid and binding obligations enforceable against the parties thereto, except as may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally. Correct and complete copies of all Contracts have been delivered to Purchaser. Except as set forth in Exhibit 7.21, Seller is not in default under and, to Seller's knowledge, no other party is in default under, and no condition exists which, with notice or the passage of time, or both, would constitute a default by Seller under any of the Contracts. Except as set forth in Exhibit 7.21, the validity and effectiveness of the Contracts will not be adversely affected by this Agreement or its consummation and no consent, waiver or approval from any party, other than Unisys as confirmed in Exhibit
7.21 is required to continue the Contracts on the same terms and conditions after the Closing. Seller is not subject to any agreement requiring it to obtain all or substantially all of its supply of any goods or services relating to the Business from another person.

         7.22     Employee Benefit Plans.

                  (a) Exhibit 7.22 contains a list of all material plans, policies, arrangements and contracts, whether written or oral to or on behalf of employees or former employees of the Business ("Employee Plans"), including, without limitation, all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") in effect at the date hereof providing or relating to any retirement, profit sharing, stock bonus, stock option, incentive compensation, deferred compensation, fringe benefit or welfare benefit. Seller has provided Purchaser with summary plan or other descriptions of the Employee Plans, and will, prior to the Closing, make available to Purchaser, upon request, copies of the Employee Plans and any related documents, including, without limitation, agreements with third-party service providers. Each summary plan description, Employee Plan or other document provided or made available pursuant to the preceding sentence is correct and complete in all material respects.

                  (b) To Seller's knowledge and except as disclosed in Exhibit 7.22: (i) each of the Employee Plans is and has been at all times in compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws, except for violations thereof which would not in the aggregate give rise to a material obligation to pay money; (ii) each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified;
(iii) no Employee Plan subject to Section 302 of ERISA or Section 412 of the Code has incurred for any prior plan year and will not for its current plan year incur an accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code; (iv) no claims are pending against Seller in respect of an Employee Plan except for payment of benefits in the normal course of business, and no employee of Seller and no beneficiary or dependent of an employee has pending or, to Seller's knowledge, has threatened any appeal or litigation regarding any denial of benefits under any Employee Plan; (v) neither Seller nor any corporation or other trade or business (whether or not incorporated) which together with Seller is an "employer" as defined in Section 4001(a) of ERISA (an "ERISA Affiliate") has engaged in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code; (vi) no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan or any other employee benefit plan covered by Title IV of ERISA maintained by Seller or any ERISA Affiliate; (vii) neither Seller nor any ERISA Affiliate has incurred any liability under Title IV of ERISA which remains outstanding, nor has the Pension Benefit Guaranty Corporation or any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA asserted or threatened to assert any liability against Seller or any ERISA Affiliate, other than the payments which have become due and are unpaid; (viii) neither Seller nor any ERISA Affiliate has at any time sponsored, maintained or contributed to a plan subject to Title IV of ERISA; and (ix) Seller has complied with the health care continuation coverage requirements of Section 4980(B) of the Code in respect of employees and former employees of the Business and their dependents and beneficiaries.

                  (c) Except as set forth in Exhibit 7.22, no person has asserted any claim under which the Business has any liability under any health insurance, sickness, life insurance, disability, medical, surgical, hospital, death benefit, or any other Employee Plan (whether or not disclosed on Exhibit 7.22) maintained by Seller or to which Seller is a party or may be bound, or under any worker's compensation or similar law, which is not fully covered by insurance maintained with responsible insurers or reserved for under the Audited Financial Statement.

                  (d) Except as  otherwise  required  by COBRA or  disclosed  on
Exhibit 7.22, the Business provides no benefits to retirees or former employees.

         7.23 Insurance. Exhibit 7.23 contains a true and complete list of all insurance policies and fidelity bonds covering the Acquired Assets or the Business, including a brief description of the terms of each policy. All such insurance is in full force and effect and is adequate for the nature and scope of the risks inherent in the Business.

         7.24     Environmental Protection.

                  (a) Except as set forth on Exhibit 7.24, to the extent materially necessary for the Business, Seller has obtained all permits, licenses and other authorizations which are required under federal, state and local laws, regulations or orders (collectively, the "Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes or nuisance, and the transactions contemplated hereby will not materially alter or impair any such permits, licenses and authorizations. Except as set forth in
Exhibit 7.24, Seller is in compliance with all terms and conditions of such permits, licenses and authorizations and has complied with all other Environmental Laws to the extent applicable to the Business.

                  (b) In connection with the Business, there are no circumstances or plans by Seller which would be likely to interfere with or prevent compliance or continued compliance with any Environmental Laws, or which may give rise to any material liability under any Environmental Law, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state or local laws, or otherwise form the basis of any material claim, notice of violation, or investigation, based on or related to a violation of any Environmental Laws or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous material, substance or waste. Without in any way limiting the foregoing, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law) has occurred or is currently occurring in connection with the conduct of the Business by Seller or, to Seller's knowledge, any predecessor or on the properties used in the operations of the Business by Seller or any such predecessor, or, to Seller's knowledge, any site to which such substances from Seller may have been taken at any time in the past.

                  (c) Seller has not received notification from any government or political subdivision thereof that any of the properties, assets or operations owned or used by Seller in connection with the Business are in violation of any Environmental Laws.

         7.25 Labor Relations. Except as set forth on Exhibit 7.25: no labor union represents or purports to represent any employees of the Business; there are no material controversies pending between the Business and any of its employees, nor, to any Seller's knowledge, are any such material controversies threatened; during the past three (3) years, the Business has not been the subject of any labor organizing activity or labor dispute; Seller is not liable for any arrears of wages or taxes or any penalties for failure to comply with any of the foregoing; and Seller is not a party to and has no obligations under any agreement (written, oral or implied) with any person or party regarding the salary, rates of pay, benefits, or working conditions of any employees of the Business and all of the employees of the Business are terminable at will. Seller has no policy or past practice relating to payment of any severance or similar benefit upon termination of employment. Seller is not involved in any transaction or other situation with any employee, officer, director or affiliate of the Business which may be generally characterized as a "conflict of interest", including without limitation, direct or indirect interests in the business of competitors, suppliers or customers of the Business; and no situations exist with respect to the Business which involved or involves (i) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the receipt of any illegal discounts or rebates, or (iv) any investigation by any federal, state, local or foreign government agency or authority. Seller has delivered to Purchaser a list of employees of the Business identifying job title, tenure, salary/wage and location, which list is complete and correct.

         7.26 Real Property. Exhibit 7.26 sets forth a true and correct list of all real property owned or leased by Seller relating to the Business. Except as set forth in Exhibit 7.26, all improvements thereon are in good condition and repair, normal wear and tear excepted, and there exist no material patent or latent defects. Except as disclosed in Exhibit 7.26, each lease covering any property identified in Exhibit 7.26 is in full force and effect, and there has not occurred an event of default by Seller (or an event, which with notice or lapse of time would constitute an event of default) under any such lease, except where such event or the absence of such lease would not have a material adverse effect on the Business.

8. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

         8.1 Organization and Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has all corporate power to conduct its business.

         8.2 Authority. Purchaser has full power and authority to enter into and consummate this Agreement. Purchaser's execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action.

         8.3 Validity. This Agreement constitutes, and each of the other agreements, documents and instruments executed and delivered by Purchaser will constitute the legal, valid and binding obligations of Purchaser enforceable in accordance with their terms except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         8.4 Conflict with Other Instruments. The execution, delivery and consummation by Purchaser of this Agreement and each other agreement provided for herein will not (a) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Articles of Organization of Purchaser, or any contracts or obligations to which Purchaser is a party or is bound or materially affected, (b) violate the terms of any settlement, judgment or decree to which Purchaser is a party, or by which Purchaser or any of its properties is bound, or (c) violate any applicable federal, state, local or foreign law, regulation or order.

         8.5 Approvals or Consents. No governmental or other third party approval, release, consent or waiver is required by Purchaser as a condition to the validity and consummation of this Agreement.

         8.6 Brokers and Finders. Purchaser has not incurred any obligation for any brokerage fees, agent's commissions or finder's fees in connection with this Agreement.

9. COVENANTS OF SELLER AND PURCHASER. The parties covenant and agree as follows:

         9.1 Conduct of Business Prior to Closing. Until the Closing Date, and unless Purchaser shall otherwise consent in writing or as provided herein, Seller shall take the following actions:

                  (a) operate the Business as previously operated and only in the ordinary course and use best efforts to preserve intact Seller's goodwill, reputation, present business organization and relationships with persons having business dealings with it;

                  (b) acquire or dispose of, or make any changes to, the Business or the Acquired Assets or Assumed Liabilities reflected on the 9/30/98 Balance Sheet, only in the ordinary course of business;

                  (c) maintain all of Seller's properties used or useful in the Business in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering such properties in effect on the date hereof;

                  (d) pay Seller's accounts payable and collect its accounts receivable relating to the Business in accordance with current business practices;

                  (e) comply with all laws applicable to the conduct of the Business; and

                  (f) maintain Seller's books and records relating to the Business in the usual, regular and ordinary matter on a basis consistent with past practices.

         9.2 Notification of Material Adverse Changes. Between the date hereof and the Closing Date, Seller shall promptly notify Purchaser in writing of the occurrence of any of the matters described in Section 7.13 of which Seller has knowledge. The parties shall promptly notify each other of any action, suit or proceeding instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Purchaser of any lawsuit, claim, proceeding or investigation that may be threatened or brought against Seller that would have been listed on Exhibit 7.7 if such action had arisen prior to the date thereof.

         9.3 Other Transactions. Until the earlier of March 1, 1999 or termination of this Agreement, Seller shall deal exclusively and in good faith with Purchaser regarding the sale of the Acquired Assets and will not, and will direct its officers, partners, directors, financial advisors, accountants, agents and counsel not to, (i) solicit submission of offers from any person relating to a sale of the Acquired Assets or any other transaction involving the disposition by Seller of the Pen Technology Division, (ii) participate in any discussions or negotiations regarding, or furnish any nonpublic information to any person regarding, any such transaction involving any person other than Purchaser, or (iii) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement. If Seller or its representatives or agents should receive any proposal for a such a transaction or any inquiry regarding such a proposal from a third party, Seller will promptly so inform Purchaser.

         9.4 Consents, Waivers and Approvals. Seller shall obtain prior to the Closing all consents, waivers, approvals, and releases of liens, mortgages or encumbrances necessary to permit the sale of the Acquired Assets to Purchaser free and clear of any and all liens or encumbrances, including, but not limited to, a termination of any and all liens relating to the Acquired Assets filed on behalf of FINOVA, Seller's primary lender, and the operation of the Business by Purchaser after the Closing Date in the ordinary course as operated by Seller prior to Closing. Purchaser shall cooperate with and provide reasonable assistance to Seller to obtain such consents, waivers, approvals and releases; provided that Purchaser shall not be required to provide any consideration in addition to that provided for herein. All such consents, waivers, releases and approvals will be in writing and in form and substance satisfactory to Purchaser, and copies thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing.

         9.5 Supplemental Disclosure. Each of the parties hereto shall use best efforts to refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date (provided, however, that a party shall still be liable hereunder for any breach of such provisions, notwithstanding the exercise of reasonable efforts to prevent such breach). Seller and Purchaser shall have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Exhibits with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Exhibits. For the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall be deemed to have been disclosed as of the date of this Agreement if Purchaser proceeds with the consummation of this Agreement following receipt of such supplemental or amended Exhibits.

         9.6 Additional Reports. Promptly after they become available, Seller will make available to Purchaser copies of all management and control reports (including agings of accounts receivable, listings of accounts payable and inventory control reports) and financial statements (including all internal financial statements) furnished to the management of Seller relating to the Business.

         9.7 Conditions Precedent. Seller and Purchaser shall use their best efforts in good faith to satisfy the conditions enumerated, respectively, in Sections 10 and 11 hereof.

         9.8 Purchaser's Due Diligence. Seller shall give Purchaser and its counsel, accountants and other representatives full access during normal business hours to all of the books, records, files, documents, assets, properties, contracts, and commitments of Seller relating to the Business, provided that such examinations shall be conducted in such a manner so as not to unreasonably disrupt the normal business operations of Seller, and Seller shall furnish Purchaser with such information concerning the affairs of Seller relating to the Business which Purchaser may reasonably request, so that Purchaser may have a full opportunity to verify the representations and warranties contained in this Agreement and to ascertain such other matters concerning the financial condition, operations, employees, business or prospects of Seller relating to the Business as Purchaser may deem necessary or appropriate. Seller shall deliver to Purchaser correct and complete copies of all documents referred to in the Exhibits.

         9.9 Further Assurances. From and after the Closing, Seller and Purchaser agree, without further consideration, to execute and delivery promptly to the other such further documents, and to take all such further actions, as the parties may from time to time reasonably request in connection herewith.

         9.10 Satisfaction of Obligations. From and after the Closing, Seller shall satisfy and discharge in full the obligations set forth in Columns A and B of Exhibit 7.13(n) in accordance with the terms set forth on such exhibit.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate this Agreement shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, all or any of which may be waived by Purchaser.

         10.1 Representations True at Closing. The representations and warranties made by Seller in Section 7 hereof shall be true and correct in all material respects on the Closing Date as though such representations and warranties had been made on such date (except for changes permitted by this Agreement) and Seller shall deliver to Purchaser a certificate dated as of the Closing Date to the foregoing effect.

         10.2 Covenants of Seller. Seller shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and Seller shall deliver to Purchaser a certificate dated as of the Closing Date to the foregoing effect.

         10.3 No Injunction, Etc. No proceeding shall have been instituted or threatened by any third party before any court or governmental agency to enjoin, or prohibit, or to obtain substantial damages in respect of the consummation of the transactions provided for in this Agreement.

         10.4 Incumbency. Seller shall have delivered a certificate of incumbency executed by the president and secretary (or persons exercising similar functions) of Seller listing each officer of Seller executing this Agreement and all related agreements and documents.

         10.5 Consents, Waivers and Approvals. Purchaser shall have received a true and correct copy of each consent, waiver or approval identified in Exhibit
7.17 hereto or otherwise required pursuant to Section 9.4.

         10.6 Absence of Material Adverse Changes. Since September 30, 1998, (a) Seller shall not have suffered any event which results in a material adverse change to the Acquired Assets or the Business, and (b) Seller shall have taken, omitted, permitted or suffered no transaction or event described in Section 7.13 hereof which is not described in Exhibit 7.13.

         10.7 Certified Resolutions. Seller shall have delivered to Purchaser a certificate executed by a duly authorized officer of Seller containing true and correct copies of the resolutions duly adopted by the board of directors approving and authorizing this Agreement and its consummation and the other transactions and actions required of Seller hereunder. The applicable officers shall certify that such resolutions have not been revoked or modified and remain in full force and effect as of the Closing Date.

         10.8 Retention of Employees. Purchaser shall have received confirmation from those employees of Seller who have been identified by Purchaser as essential to the operation of the Business that such employees are willing to accept employment with Purchaser after the Closing if an offer of employment is made by Purchaser.

         10.9 Completion of Due Diligence. Purchaser shall have completed its due diligence review of the Business and Acquired Assets and shall have accepted, in its reasonable discretion, its findings.

         10.10 Covenants Not to Compete. Members of the Board of Directors of Seller shall have executed the Covenants Not to Compete described in Section 14.

         10.11 Outstanding Obligations. Seller shall have delivered to Purchaser a list of all creditors of Seller indicating the outstanding obligations for indebtedness of Seller relating to the Business as of the Closing Date certified by an officer of Seller as true and correct.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate this Agreement shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, all or any of which may be waived by Seller.

         11.1 Representations True at Closing. The representations and warranties made by Purchaser in Section 8 hereof shall be true and correct in all material respects on the Closing Date as though such representations and warranties had been made on such date (except for changes permitted by this Agreement) and Purchaser shall deliver to Seller a certificate dated as of the Closing Date to the foregoing effect.

         11.2 Covenants of Purchaser. Purchaser shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and Purchaser shall deliver to Seller a certificate dated as of the Closing Date to the foregoing effect.

         11.3 No Injunction, Etc. No proceeding shall have been instituted or threatened by any third party before any court or governmental agency to enjoin, or prohibit, or to obtain substantial damages in respect of the consummation of the transactions provided for in this Agreement.

         11.4 Incumbency. Purchaser shall have delivered a certificate of incumbency executed by the president and secretary (or persons exercising similar functions) of Purchaser listing each officer executing this Agreement and all related agreements and documents.

         11.5 Certified Resolutions. Purchaser shall have delivered to Seller a certificate executed by a duly authorized officer of Purchaser containing true and correct copies of the resolutions duly adopted by the members approving and authorizing this Agreement and its consummation and the other transactions and actions required of Purchaser hereunder. The applicable officers shall certify that such resolutions have not been revoked or modified and remain in full force and effect as of the Closing Date.

12.      CLOSING DATE.

         12.1 Time and Place. Except as otherwise mutually agreed upon by the parties, the closing of this Agreement (the "Closing") shall take place at the offices of Coolidge Wall Womsley & Lombard in Dayton, Ohio on January 29, 1999 (the "Closing Date") or at such other time and place as the parties shall agree.

         12.2 Transactions at the Closing. At the Closing, each of the following transactions shall occur:

                  (a) Seller's Performance. Seller shall deliver the following to Purchaser:

                           (i)......  all instruments of transfer  conveying the
Acquired Assets to Purchaser free and clear of any claim or encumbrance, duly executed and reasonably satisfactory in form and substance to Purchaser and its counsel;

                           (ii).....the   certificates  of  Seller  required  by
Sections 10.1 and 10.2 of this Agreement;

                           (iii)....copies of the consents,  releases, approvals
and waivers required by Section 10.5 this Agreement not previously delivered to Purchaser;

                           (iv).....certificates   of  incumbency   required  by
Section 10.4 of this Agreement;

                           (v)......certified copies of the resolutions required
by Section 10.7 of this Agreement;

                           (vi) ....a copy of the  Certificate of  Incorporation
of Seller, certified by the Secretary of State of Utah and a copy of the by-laws of Seller, certified by Seller's secretary as true and correct as of the Closing Date;

                           (vii)....a  certificate  of good  standing  of Seller
from the Secretary of State of Utah and evidence of Seller's payment of all applicable state franchise taxes as of the Closing Date; and

                           (viii)...such  other  evidence of the  performance of
all covenants and satisfaction of all conditions required of Seller by this Agreement, at or prior to the Closing, as Purchaser or its counsel reasonably requires.

                 (b) Purchaser's Performance. At the Closing, Purchaser shall deliver the following to Seller:

                           (i)......the  amount required under Section 5.1(a) of
this Agreement shall be paid to Seller in immediately available funds;

                           (ii).....certificates   of  incumbency   required  by
Section 11.5 of this Agreement;

                           (iii)....an  assumption  agreement  relating  to  the
Assumed Liabilities;

                           (iv) ....a copy of the  Articles of  Organization  of
Purchaser, certified by the Secretary of State of Ohio;

                           (v)......a  certificate of good standing of Purchaser
from the Secretary of State of Ohio and evidence of Purchaser's payment of all applicable state franchise taxes as of the Closing Date;


                           (vi).....the  certificates  of Purchaser  required by
Sections 11.1 and 11.2 of this Agreement; and

                           (vii)....such  other  evidence of the  performance of
all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement, at or before the Closing, as Seller or its counsel reasonably require.

         12.3 Default at Closing. Notwithstanding the provisions of Section 1, if either Seller or Purchaser shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Date, and if the other parties shall not then be in material breach under terms of this Agreement, all other conditions to the Closing shall have been satisfied and the other parties shall stand ready, willing and able to make tender of its deliveries required under Section 12.2, then, in addition to any other remedies available to it, the other parties may invoke any equitable remedies to cause the consummation of this Agreement, including without limitation, an action or suit for specific performance.

13. CONSULTING AGREEMENT. At the Closing, Purchaser and Seller agree to execute the form of Consulting Agreement set forth as Exhibit 13 (the "Consulting Agreement").

14.      COVENANTS NOT TO COMPETE.

         14.1 Covenants. Seller agrees not to compete, directly or indirectly, with the Business in the United States for a period of two (2) years after the Closing. "Compete" shall include participating in the custom-molded cable business, hiring or soliciting for hire any persons who are then employees of the Business, and selling, providing or soliciting customers or reasonably likely prospects of the Business as of the Closing for the sale or provision of the same or substantially similar products or services as those sold or provided by the Business as of the Closing Date. Ownership of less than 5% of the voting securities of an issuer listed on any national stock exchange or whose stock is traded in the over-the-counter market shall not be a violation of the foregoing prohibition. For purposes of this Section 14, Seller shall be permitted to conduct the following two businesses: (i) cable and harnessing for use in aircraft and (ii) cable interconnections for use exclusively on harnessing products that are installed or used in equipment racks.

         14.2 Remedies.  Seller  acknowledges  that its  commitments  under this
Section 14 are conditions to Purchaser's execution of this Agreement, and that in the event of its breach of this Section, Purchaser will not have an adequate remedy available at law or in equity. Seller further agrees that in the event of its breach or threatened breach of this Section 14, Purchaser shall be entitled to injunctive relief and specific performance in addition to and not in lieu of any other remedies available at law or in equity, and Seller to the extent permitted by applicable law, hereby waives all defenses or objections to such remedies. Seller agrees that the duration, geographical field of application and subject matter of the restrictions of Section 14.1 are reasonable in light of all the facts and circumstances.

         14.3 Seller's Board of Directors. At the Closing, Seller's Directors who are also officers shall execute Covenants Not to Compete in the form attached as Exhibit 14.3.

15. CONFIDENTIALITY OF INFORMATION. The Non-Disclosure Agreement dated September 1, 1998, between Seller and Purchaser is incorporated herein by reference to this Agreement and shall survive the Closing, except to the extent that it conflicts or interferes with consummation of this Agreement. Purchaser shall not be required to keep confidential any information regarding the Acquired Assets or the Business in the public domain. After the Closing, Purchaser shall not be required to keep confidential any information relating to the Acquired Assets or the Business. Seller acknowledges that certain confidential and proprietary information (the "Purchaser Information") regarding the business operations of Purchaser will be disclosed to Seller in connection with this Agreement. Seller agrees to hold such Purchaser Information in confidence on the same terms and conditions as Purchaser's obligation to hold similar information of Seller in confidence pursuant to the Non-Disclosure Agreement.

16. INDEMNIFICATION. The terms "Loss" and "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses.

         16.1 Agreement of Seller to Indemnify. Subject to the terms and conditions of this Section 16.1, Seller agrees to indemnify, defend and hold harmless Purchaser from, against, for and in respect of any and all Losses asserted against or incurred by Purchaser by reason of (i) the breach of any representation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement or in any agreement, certificate or Exhibit furnished by Seller in connection with the execution and delivery of this Agreement or the closing of the transactions contemplated hereby, (ii) the conduct of the Business prior to the Closing Date, or (iii) for any Excluded Liability.

         16.2 Agreement of Purchaser to Indemnify. Subject to the terms and conditions of this Section 16.2, the Purchaser hereby agrees to indemnify, defend and hold harmless Seller from, against, for and in respect of any and all Losses asserted against or incurred by Seller by reason of: (i) the breach of any representation, warranty, covenant or agreement of Purchaser, contained in or made pursuant to this Agreement or in any agreement, certificate or Exhibit furnished by Purchaser in connection with the execution and delivery of this Agreement or the closing of the transactions contemplated hereby, or (ii) for any Assumed Liability, or (iii) the conduct of the Business after the Closing Date.

         16.3 Procedures for Indemnification. "Indemnitor" shall mean the party against whom indemnity is sought, and "Indemnitee" shall mean the party seeking indemnification.

                  (a) A claim for indemnification ("Indemnification Claim") shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as defined in Section 16.4 hereof), containing such other information as Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 16.4 hereof shall be observed by Indemnitee and Indemnitor.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) business days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 16.3(d). Failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

                  (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

         16.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions.

                  (a) The Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnitee of actual notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee and will confirm such in writing to Indemnitee within fifteen (15) days after receipt of Indemnitee's notice, provided, however, that with respect to tax audits, Indemnitee shall undertake defense of the claim. The assumption of the defense of any such claim by the Indemnitor shall be an acknowledgment by the Indemnitor of its obligation to indemnify the Indemnitee with respect to such claim. If the Indemnitor fails or refuses to undertake the defense of such claim (or fails to object by written notice to Indemnitee to a claim for which Indemnitee has undertaken defense pursuant to the first sentence of this Section 16.4(a)) within such fifteen (15) day period, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall promptly, upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 16.3(a).

                  (b) The Indemnitee and Indemnitor shall cooperate with each other in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim.

         16.5  Non-exclusive  Remedy.  The  indemnification  provisions  of this
Section 16 are in addition to, and not in lieu of, any statutory, equitable or other legal remedy that may be available to any party with respect to this Agreement.

17.      SURVIVAL.

All representations, warranties, undertakings and agreements made by Seller, Guarantors or Purchaser shall survive Closing for the applicable statute of limitations periods.

18.      EMPLOYEES.

         18.1 Evaluation of Personnel. From the date hereof to the Closing, Seller shall use best efforts to maintain existing relations with its employees and not to alter current personnel policies and practices with respect to such employees. Seller agrees to cooperate with Purchaser from the date of this Agreement to the Closing in the evaluation of and transition planning for personnel of the Business.

         18.2 Employee Liabilities. On the Closing Date, Seller will terminate all of its employees relating to the Business (the "Employees"). Seller will permit Purchaser to hire such Employees on such terms and conditions as Purchaser shall determine in its sole discretion; provided, however, that Agreement shall not be construed as or deemed to be an obligation of Purchaser to hire or retain any of the Employees or to offer them any specific terms, benefits or compensation.

         18.3 Employment Agreements. At the Closing, Purchaser will enter into a letter agreement relating to the employment of Duke DeForest.

19. TERMINATION. This Agreement may be terminated and the transactions contemplated herein abandoned (a) by the mutual written consent of Seller and Purchaser; (b) by either Seller or Purchaser upon the failure of the other to comply with its conditions precedent to Closing and other obligations set forth herein on or before the Closing Date; or (c) automatically on March 1, 1999, if the Closing has not been completed by that time. Termination pursuant to this Section shall relieve the parties of their obligations hereunder with each party responsible for its own fees, costs and expenses; provided, however that if the Agreement is terminated pursuant to (b) or (c) above because one party fails to use its reasonable efforts to fulfill its obligations hereunder, such party shall remain liable to the other party for all losses, costs, expenses (including attorneys' fees) and liabilities incurred by such other party as a result of such failure.

20.      TRANSACTION EXPENSES.

         20.1 Brokers. Purchaser and Seller each represent and warrant to the other that no broker or finder has acted for it or them in connection with this Agreement.

         20.2 Expenses. All expenses incurred by the parties in connection with or related to the authorization, preparation, execution and consummation of this Agreement, including without limitation, all fees and expenses of agents, representatives, investment bankers, brokers, printers, counsel and accountants employed by any such party, shall be borne solely by the party which has incurred the same.

21.      MISCELLANEOUS.

         21.1 Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

                  (a)      If to Purchaser to:

                           Pen Cabling Technologies, LLC
                           Attn: David Smith
                           1501 Webster Street
                           Dayton, OH 45404
                           FAX: (888) 467-1839

                           with a copy to:

                           Barbara L. Sager, Esq.
                           Coolidge, Wall, Womsley & Lombard
                           600 IBM Building
                           Dayton, Ohio  45402
                           FAX: (937) 223-6705

                  (b)      If to Seller:

                           Pen Interconnect, Inc.
                           Attn:  Stephen J. Fryer
                           1601 Alton Parkway
                           Irvine, CA  92606
                           FAX:  (949) 261-3199

                           with a copy to:

                           James W. Lucas, Esq.
                           Law Offices of Oscar Folger
                           Suite 2400
                           521 Fifth Avenue
                           New York, NY  10175
                           FAX:  (212) 697-7833

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

         21.2 Assignment; Binding Effect. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, provided that Purchaser may assign its rights under this Agreement to an affiliated entity without the prior consent of Seller, provided that such assignee also agrees to become a party to this Agreement with joint liability for the obligations of Purchaser hereunder. This Agreement shall be binding upon the parties hereto and their respective permitted successors, assigns and transferees. Seller agrees not to sell substantially all of its assets or engage in a similar transaction with another entity after the Closing Date unless the acquiring entity agrees to be bound by the terms of this Agreement applicable to Seller.

         21.3 Headings; Exhibits and Schedules. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

         21.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         21.5 Integration of Agreement. Except as otherwise provided herein, this Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

         21.6     Time of Essence.  Time is of the essence in this Agreement.

         21.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         21.8 Partial Illegality or Unenforceability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent any of the provisions of Section 14 are held to be unenforceable, they shall not be deleted but shall be reformed to the minimum extent necessary to make them enforceable.

         21.9 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 10 have not been satisfied, Purchaser shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 11 have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder.

         21.10 Effect of Investigation. Any inspection, preparation or compilation of information or Exhibits or audit of the inventories, properties, financial condition or other matters relating to the Acquired Assets or the Business conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and agreements of Seller set forth herein.

         21.11    Arbitration.

                  (a) Any controversy, dispute or claim arising out of or relating to this Agreement shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), by which each party will be bound.

                  (b) If the parties have not agreed during their negotiations on a single arbitrator to whom the controversy, dispute or claim will be submitted, either party may select an arbitrator and send written notice to the other party of the selection. The party receiving such notice will have ten (10) days from the date such party receives such notice of such selection to select a second arbitrator and send notice of such to the party who selected the first arbitrator. Failure to select the second arbitrator and to send timely notice, as provided above, empowers the arbitrator first selected to resolve the controversy. If both arbitrators have been duly named, they will as soon as is reasonably practicable (but within thirty (30) days from the date the latter of the two arbitrators is named) name a third arbitrator, and the controversy shall be resolved by majority vote of the three arbitrators. The provisions of the Federal Rules of Civil Procedure and the Federal Rules of Evidence shall be applicable to any such arbitration.

                  (c) Any arbitration proceedings will be conducted in Dayton, Ohio unless the parties otherwise agree.

                  (d) The parties agree to be bound by the decision of the arbitrator and the decision thereof to be entered into any appropriate court or other jurisdiction. Unless otherwise provided in this Agreement, the prevailing party in the arbitration shall be promptly reimbursed for its reasonable costs and fees (including attorneys' fees) incurred in connection with the arbitration and shall not be responsible for the costs of arbitration.

         The parties have caused this Agreement to be executed effective as of the 29th day of January, 1999.

                                                        PEN INTERCONNECT, INC.

                                         By:      /s/Stephen J. Fryer

                                    Title: President and Chief Operating Officer



                                                   PEN CABLING TECHNOLOGIES, LLC

                                                      BY: CTG, INC., Sole Member


                                                         By: /s/Michael R. Shane
                                                                Michael R. Shane
                                           Chairman and Chief Executive Officer